Exhibit 99

Media Contact:	Matt Tidwell
816-556-2902

Invester Contact:	Michael Cline
816-556-2262

GREAT PLAINS ENERGY ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
Earnings Benefited from Stronger Retail Sales at both KCP&L and Strategic Energy

Kansas City, MO, October 30, 2007– Great Plains Energy Incorporated (NYSE:GXP) today announced third quarter 2007 earnings of $61.8 million or $0.72 per share on more shares outstanding, compared to $55.4 million or $0.69 per share in the third quarter of 2006.  Core earnings were $76.9 million or $0.90 per share on more shares outstanding, compared to third quarter 2006 core earnings of $57.5 million or $0.72 per share.  Reported earnings are reconciled to core earnings in attachments B and C.

“Both KCP&L and Strategic Energy generated strong results for the third quarter,” said Chairman and CEO Mike Chesser.  “Increased retail sales, higher wholesale sales and implementation of new rate tariffs this year drove earnings at KCP&L.  At Strategic Energy both deliveries and margins were stronger in the quarter.  We also achieved a positive settlement in our Kansas rate case and passed significant Aquila acquisition milestones with shareholder approval from both companies and FERC merger approval,” continued Chesser.

Compared to the third quarter a year ago, KCP&L’s core earnings in the third quarter of 2007 were higher principally due to favorable weather, increased wholesale revenues, new retail rates and customer usage growth.  These items more than offset higher purchased power costs and modestly higher operating expenses.  Strategic Energy had stronger delivered volumes and higher margins in the third quarter of 2007 compared to the same quarter a year ago, which more than offset higher bad debt expense.  Dilution from the FELINE PRIDES issuance in February 2007 reduced Great Plains Energy’s core earnings per share by $0.06 compared to the third quarter last year.

For the first nine months of 2007, reported earnings were $109.9 million or $1.29 per share on more shares outstanding, compared to $91.9 million or $1.19 per share for the same period last year.  Core earnings for the first nine months were $102.2 million or $1.20 per share on more shares outstanding, compared to $125.4 million or $1.62 per share last year.  The decrease in year to date core earnings was driven by plant outages at KCP&L and increased bad debt expense and a resettlement charge at Strategic Energy.

Great Plains Energy is adjusting its 2007 core earnings guidance to narrow the range based on year to date results and also to update segment ranges due to a shift in interest expenses from the holding company to KCP&L.  Overall 2007 core earnings guidance is adjusted to $1.60 to $1.70 per share compared to $1.60 to $1.75 per share previously.  Revised segment guidance can be viewed in table G.

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Kansas City Power & Light

KCP&L reported earnings of $76.5 million or $0.89 per share in the third quarter of 2007, compared to $70.7 million or $0.88 per share last year.  Core earnings were $74.1 million or $0.87 per share, compared to third quarter 2006 core earnings of $57.1 million or $0.71 per share.  The increase in core earnings compared to the third quarter last year was attributable to favorable weather, increased wholesale revenues, new retail rates and customer usage growth.  These items more than offset higher purchased power costs and modestly higher operating expenses.

Revenues for the third quarter of 2007 were $416.0 million, compared to $359.3 million for the third quarter last year.  Retail revenue increased by $40.5 million to $351.9 million compared to $311.4 million last year due to weather that was 8% warmer than the third quarter of 2006, new retail rates, and higher customer usage.  Wholesale revenues in the third quarter 2007 also increased to $59.3 million, up $15.6 million compared to the third quarter last year.  Better plant performance contributed to a 36% increase in wholesale volumes.  Coal baseload availability of 89% and capacity factor of 86% were very strong in the quarter compared to 88% and 82% in the same quarter last year.   Wholesale prices were also 11% higher than the same period last year.

During the third quarter, purchased power expense was significantly higher than last year due to increased peak power purchases as lower natural gas prices allowed KCP&L to purchase power more cheaply than running peaking generation.  In addition, Hawthorn No. 5 litigation proceeds reduced purchased power expense by $10.8 million in the third quarter of 2006.  Operating expenses in the third quarter were also higher than last year due to increased depreciation and amortization expenses and the increased level of pension costs in KCP&L’s rates effective January 1, 2007.

Year to date September 30, 2007, KCP&L’s reported earnings were $115.1 million or $1.35 per share, compared to $120.3 million or $1.55 per share for the same quarter in 2006.  Core earnings year to date were $112.7 million or $1.33 per share, compared to $115.6 million or $1.49 per share last year.  The year-over-year change in core earnings was primarily driven by outages at baseload generating units during the first half of 2007 and higher operating expenses.

Strategic Energy

Strategic Energy reported a loss of $4.1 million or $0.05 per share in the third quarter, compared to a loss of $10.9 million or $0.14 per share in the same period last year.  Core earnings, which exclude net mark-to-market gains and losses on energy contracts, were $6.9 million or $0.08 per share, compared to $4.8 million or $0.06 per share in the third quarter of 2006.  The increase in core earnings compared to last year was driven primarily by a 23% increase in MWhs delivered and a 5% increase in average retail gross margins per MWh compared to the third quarter last year.  These increases more than offset higher bad debt expense.

Revenues for the quarter increased 25% to $576.0 million compared to the same quarter a year ago, driven by higher delivered volumes.  New sales volume for the quarter was 5.7

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million MWhs, compared to 7.3 million MWhs in the same period in 2006.  Total backlog at the end of the quarter increased 32% to 37.4 million MWhs compared to the same period last year.  Delivered volume during the first nine months of 2007, combined with 2007 backlog, totaled 20.4 million MWhs, up 23% compared to 16.5 million MWhs of combined delivered volume and 2007 backlog at the end of the third quarter of 2007.

Average retail gross margin per MWh in the third quarter of 2007 was $1.75.  Excluding net mark-to-market losses on energy contracts, average retail gross margin per MWh was $5.05 in the third quarter of 2007 compared to $4.81 for the same quarter last year.  Average contract duration of 15 months in the third quarter of 2007 was down slightly compared to 17 months in the same quarter last year.

Year to date September 30, 2007, Strategic Energy’s reported earnings were $16.5 million or $0.19 per share, compared to a loss of $17.6 million or $0.23 per share for the first three quarters of 2006.  Core earnings year to date were $3.9 million or $0.05 per share, compared to core earnings of $20.4 million or $0.26 per share for the same period last year.  The year over year decrease in core earnings was primarily attributable to lower average retail gross margins per MWh, primarily due to small customer attrition and a first quarter resettlement, and higher bad debt expense.

Other

In the third quarter of 2007, the “other” category reported a loss of $10.6 million or $0.12 per share, compared to a loss of $4.4 million or $0.05 per share last year.  Core earnings were a loss of $4.1 million or $0.05 per share, compared to a loss of $4.4 million or $0.05 per share in the third quarter of 2006.  Year to date September 30, 2007, the “other” category loss was $21.7 million or $0.25 per share on a reported basis and $14.4 million or $0.18 per share on a core earnings basis.  This compares to a loss of $10.8 million or $0.13 per share on a reported basis and $10.6 million or $0.13 per share on a core earnings basis in the first nine months of 2006.  Year to date September 30, 2007, the increased loss in core earnings in the “other” category is primarily attributable to a decline in available tax credits from affordable housing investments and overall higher expenses at the holding company, including $2.9 million of labor expenses related to the Aquila transaction that would otherwise be reflected in the KCP&L segment.

Non-GAAP Financial Measure
Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of certain unusual items and mark-to-market gains and losses on energy contracts.  Great Plains Energy believes core earnings provides to investors a meaningful indicator of its results that is comparable among periods because it excludes the effects of items that may not be indicative of Great Plains Energy’s prospective earnings potential.  Core earnings is used internally to measure performance against budget and in reports for management and the Board of Directors.  Investors should note that this non-GAAP measure involves judgments by management, including whether an item is classified as an unusual item, and Great Plains Energy’s definition of core earnings may differ from similar terms used by other companies.  The impact of these items could be material to operating results presented in accordance with GAAP.  Great Plains Energy is unable to reconcile core earnings guidance to GAAP earnings per share because it does not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts.

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Great Plains Energy Incorporated (NYSE:GXP) headquartered in Kansas City, MO, is the holding company for Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest, and Strategic Energy L.L.C., a competitive electricity supplier.  The Company's web site is www.greatplainsenergy.com.

Information Concerning Forward-Looking Statements -- Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made.  Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities; the ability to successfully complete merger, acquisitions or divestiture plans (including the acquisition of Aquila, Inc., and Aquila’s sale of assets to Black Hills Corporation); and other risks and uncertainties.  Other risk factors are detailed from time to time in Great Plains Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.  This list of factors is not all-inclusive because it is not possible to predict all factors.

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Attachment A

GREAT PLAINS ENERGY
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Year to Date
	September 30		September 30
		As Adjusted		As Adjusted
	2007	2006	2007	2006
Operating Revenues	(thousands, except per share amounts)
Electric revenues - KCP&L	$416,049	$359,270	$990,844	$890,551
Electric revenues - Strategic Energy	575,679	458,538	1,468,666	1,127,056
Other revenues	223	730	1,345	2,220
Total	991,951	818,538	2,460,855	2,019,827
Operating Expenses
Fuel	75,624	76,254	186,240	178,051
Purchased power - KCP&L	41,254	5,157	80,360	18,844
Purchased power - Strategic Energy	565,467	462,299	1,386,816	1,117,404
Skill set realignment costs	-	1,389	-	15,905
Operating expenses - KCP&L	75,710	69,316	223,371	196,556
Selling, general and administrative - non-regulated	21,464	18,819	64,142	47,338
Maintenance	19,632	19,395	72,611	65,902
Depreciation and amortization	46,247	40,422	137,108	118,618
General taxes	33,554	31,826	88,335	87,234
(Gain) loss on property	-	28	11	(569)
Other	-	12	156	22
Total	878,952	724,917	2,239,150	1,845,305
Operating income	112,999	93,621	221,705	174,522
Non-operating income	2,310	9,852	9,183	16,741
Non-operating expenses	(1,101)	(2,141)	(4,750)	(5,593)
Interest charges	(28,217)	(17,974)	(67,830)	(53,113)
Income before income taxes and loss from equity investments	85,991	83,358	158,308	132,557
Income taxes	(23,392)	(26,952)	(46,020)	(38,243)
Loss from equity investments, net of income taxes	(410)	(468)	(1,139)	(1,047)
Net income	62,189	55,938	111,149	93,267
Preferred stock dividend requirements	411	411	1,234	1,234
Earnings available for common shareholders	$61,778	$55,527	$109,915	$92,033

Average number of common shares outstanding	85,649	80,081	84,683	77,266
Average number of diluted common shares outstanding	85,741	80,342	85,006	77,364

Basic earnings per common share	$0.72	$0.69	$1.30	$1.19
Diluted earnings per common share	$0.72	$0.69	$1.29	$1.19

Cash dividends per common share	$0.415	$0.415	$1.245	$1.245

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Attachment B

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Three Months Ended September 30
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
		As Adjusted		As Adjusted
	2007	2006	2007	2006
	(millions)
KCP&L	$76.5	$70.7	$0.89	$0.88
Strategic Energy	(4.1)	(10.9)	(0.05)	(0.14)
Other	(10.3)	(3.9)	(0.11)	(0.04)
Net income	62.1	55.9	0.73	0.70
Preferred dividends	(0.3)	(0.5)	(0.01)	(0.01)
Earnings available for common shareholders	$61.8	$55.4	$0.72	$0.69

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$61.8	$55.4	$0.72	$0.69
Reconciling items
KCP&L - allocation of holding company merger tax benefits	(2.4)	-	(0.02)	-
KCP&L - skill set realignment costs	-	0.8	-	0.01
KCP&L - Hawthorn No. 5 litigation recoveries	-	(14.4)	-	(0.18)
Strategic Energy - mark-to-market impacts
from energy contracts	11.4	15.7	0.13	0.20
Strategic Energy - allocation of holding company
merger tax benefits	(0.4)	-	-	-
Other - merger transition non-labor costs	0.9	-	0.01	-
Other - mark-to-market impact of interest rate hedge	5.6	-	0.06	-
Core earnings	$76.9	$57.5	$0.90	$0.72

Core earnings
KCP&L	$74.1	$57.1	$0.87	$0.71
Strategic Energy	6.9	4.8	0.08	0.06
Other	(4.1)	(4.4)	(0.05)	(0.05)
Core earnings	$76.9	$57.5	$0.90	$0.72

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Attachment C

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Year to Date September 30
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
		As Adjusted		As Adjusted
	2007	2006	2007	2006
	(millions)
KCP&L	$115.1	$120.3	$1.35	$1.55
Strategic Energy	16.5	(17.6)	0.19	(0.23)
Other	(20.5)	(9.5)	(0.23)	(0.12)
Net income	111.1	93.2	1.31	1.20
Preferred dividends	(1.2)	(1.3)	(0.02)	(0.01)
Earnings available for common shareholders	$109.9	$91.9	$1.29	$1.19

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$109.9	$91.9	$1.29	$1.19
Reconciling items
KCP&L - allocation of holding company merger tax benefits	(2.4)	-	(0.02)	-
KCP&L - skill set realignment costs	-	9.7	-	0.13
KCP&L - Hawthorn No. 5 litigation recoveries	-	(14.4)	-	(0.19)
Strategic Energy - mark-to-market impacts
from energy contracts	(12.2)	38.0	(0.14)	0.49
Strategic Energy - allocation of holding company
merger tax benefits	(0.4)	-	-	-
Other - merger transition non-labor costs	1.7	-	0.01	-
Other - mark-to-market impact of interest rate hedge	5.6	-	0.06	-
Other - skill set realignment costs	-	0.2	-	-
Core earnings	$102.2	$125.4	$1.20	$1.62

Core earnings
KCP&L	$112.7	$115.6	$1.33	$1.49
Strategic Energy	3.9	20.4	0.05	0.26
Other	(14.4)	(10.6)	(0.18)	(0.13)
Core earnings	$102.2	$125.4	$1.20	$1.62

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Attachment D

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Three Months Ended September 30, 2007
(Unaudited)

	Consolidated		Strategic
	GPE	KCP&L	Energy	Other
	(millions)
Operating revenues	$992.0	$416.0	$576.0	$-
Fuel	(75.6)	(75.6)	-	-
Purchased power	(606.8)	(41.3)	(565.5)	-
Other operating expense	(150.4)	(128.1)	(17.1)	(5.2)
Depreciation and amortization	(46.2)	(44.1)	(2.1)	-
Operating income (loss)	113.0	126.9	(8.7)	(5.2)
Non-operating income (expenses)	1.2	0.2	0.8	0.2
Interest charges	(28.2)	(17.1)	(0.9)	(10.2)
Income taxes	(23.5)	(33.5)	4.7	5.3
Loss from equity investments	(0.4)	-	-	(0.4)
Net income (loss)	$62.1	$76.5	$(4.1)	$(10.3)
Earnings (loss) per GPE common share	$0.72	$0.89	$(0.05)	$(0.12)

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Year to Date September 30, 2007
(Unaudited)

	Consolidated		Strategic
	GPE	KCP&L	Energy	Other
	(millions)
Operating revenues	$2,460.9	$990.8	$1,470.1	$-
Fuel	(186.2)	(186.2)	-	-
Purchased power	(1,467.2)	(80.4)	(1,386.8)	-
Other operating expense	(448.7)	(383.0)	(52.1)	(13.6)
Depreciation and amortization	(137.1)	(130.9)	(6.2)	-
Operating income (loss)	221.7	210.3	25.0	(13.6)
Non-operating income (expenses)	4.4	2.5	3.0	(1.1)
Interest charges	(67.8)	(52.0)	(2.4)	(13.4)
Income taxes	(46.1)	(45.7)	(9.1)	8.7
Loss from equity investments	(1.1)	-	-	(1.1)
Net income (loss)	$111.1	$115.1	$16.5	$(20.5)
Earnings (loss) per GPE common share	$1.29	$1.35	$0.19	$(0.25)

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Attachment E

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	September 30	December 31
	2007	2006
ASSETS	(thousands)
Current Assets
Cash and cash equivalents	$34,959	$61,823
Restricted cash	147,041	-
Receivables, net	475,716	339,399
Fuel inventories, at average cost	35,397	27,811
Materials and supplies, at average cost	63,347	59,829
Deferred refueling outage costs	8,147	13,921
Refundable income taxes	-	9,832
Deferred income taxes	33,103	39,566
Derivative instruments	4,727	6,884
Other	10,468	11,717
Total	812,905	570,782
Nonutility Property and Investments
Affordable housing limited partnerships	19,392	23,078
Nuclear decommissioning trust fund	110,668	104,066
Other	15,179	15,663
Total	145,239	142,807
Utility Plant, at Original Cost
Electric	5,419,610	5,268,485
Less-accumulated depreciation	2,554,815	2,456,199
Net utility plant in service	2,864,795	2,812,286
Construction work in progress	388,010	214,493
Nuclear fuel, net of amortization of $115,991 and $103,381	64,380	39,422
Total	3,317,185	3,066,201
Deferred Charges and Other Assets
Regulatory assets	421,718	434,392
Goodwill	88,139	88,139
Derivative instruments	4,378	3,544
Other	45,857	29,795
Total	560,092	555,870
Total	$4,835,421	$4,335,660

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Attachment E continued

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	September 30	December 31
	2007	2006
LIABILITIES AND CAPITALIZATION	(thousands)
Current Liabilities
Notes payable	$86,000	$-
Commercial paper	208,647	156,400
Current maturities of long-term debt	534	389,634
EIRR bonds classified as current	146,500	144,742
Accounts payable	369,531	322,724
Accrued taxes	58,868	24,106
Accrued interest	24,447	14,082
Accrued compensation and benefits	23,024	33,266
Pension and post-retirement liability	1,037	1,037
Derivative instruments	81,575	91,482
Other	20,514	25,520
Total	1,020,677	1,202,993
Deferred Credits and Other Liabilities
Deferred income taxes	625,332	622,847
Deferred investment tax credits	27,395	28,458
Asset retirement obligations	94,147	91,824
Pension and post-retirement liability	188,054	176,189
Regulatory liabilities	119,854	114,674
Derivative instruments	14,812	61,146
Other	72,809	49,103
Total	1,142,403	1,144,241
Capitalization
Common shareholders' equity
Common stock-150,000,000 shares authorized without par value
86,243,732 and 80,405,035 shares issued, stated value	1,061,026	896,817
Retained earnings	494,876	493,399
Treasury stock-77,465 and 53,499 shares, at cost	(2,375)	(1,614)
Accumulated other comprehensive income (loss)	(23,351)	(46,686)
Total	1,530,176	1,341,916
Cumulative preferred stock $100 par value
3.80% - 100,000 shares issued	10,000	10,000
4.50% - 100,000 shares issued	10,000	10,000
4.20% - 70,000 shares issued	7,000	7,000
4.35% - 120,000 shares issued	12,000	12,000
Total	39,000	39,000
Long-term debt	1,103,165	607,510
Total	2,672,341	1,988,426
Commitments and Contingencies
Total	$4,835,421	$4,335,660

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Attachment F

GREAT PLAINS ENERGY
Statistical Summary

	Three Months Ended		Year to Date
	September 30		September 30
	2007	2006	2007	2006
KCP&L
Retail revenues (millions)	$351.9	$311.4	$825.6	$742.4
Wholesale revenues (millions)	$59.3	$43.7	$152.0	$137.4
Average non-firm wholesale price per MWh	$41.99	$37.88	$41.88	$45.03
Wholesale MWh sales (thousands)	1,438	1,058	3,686	3,240
Cooling degree days	1,175	1,093	1,581	1,664
Equivalent availability - coal plants	89%	88%	78%	82%
Capacity factor - coal plants	86%	82%	74%	75%

Strategic Energy
Average retail gross margin per MWh	$1.75	$(0.79)	$5.42	$0.78
Change in fair value related to non-hedging energy
contracts and from cash flow hedge ineffectiveness	3.30	5.60	(1.36)	5.21
Average retail gross margin per MWh without fair
value impacts [1]	$5.05	$4.81	$4.06	$5.99

MWhs delivered (thousands)	5,842	4,748	15,108	12,384
MWhs delivered plus current year backlog (thousands)	N/A	N/A	20,363	16,513
Average duration - new and resigned contracts (months)	15	17	16	17
MWh sales (thousands)	5,684	7,351	21,260	22,213
Retention rate	57%	58%	48%	53%
Retention rate including month to month customers	74%	80%	60%	66%
[1] This is a non-GAAP financial measure that differs from GAAP because it excludes the impact of unrealized fair value gains or losses. Management believes this measure is more reflective of average retail gross margins on MWhs delivered due to the non-cash nature and volatility of changes in fair value related to non-hedging energy contracts and from cash flow hedge ineffectiveness. Management and the Board of Directors use this as a measurement of Strategic Energy's realized average retail gross margin per delivered MWh, which are settled upon delivery at contracted prices.

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Attachment G

GREAT PLAINS ENERGY
2007 Core Earnings Guidance

	Previous Range			Revised Range
Kansas City Power & Light	$1.87	-	$1.94	$1.78	-	$1.83

Strategic Energy	0.07	-	0.13	0.09	-	0.12

Other[1]	(0.34)	-	(0.32)	(0.27)	-	(0.25)

Consolidated Core EPS[2]	$1.60	-	$1.75	$1.60	-	$1.70

1.	Other includes Home Service Solutions, Holding Company costs and other miscellaneous items.
2.
Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of certain unusual items and mark-to-market gains and losses on energy contracts.  Great Plains
Energy believes core earnings provides to investors a meaningful indicator of its results that is comparable among periods because it excludes the effects of items that may not be indicative of Great
Plains Energy’s prospective earnings potential.  Core earnings is used internally to measure performance against budget and in reports for management and the Board of Directors.  Investors should note that this non-GAAP measure involves judgments by management, including whether an item is classified as an unusual item, and Great Plains Energy’s definition of core earnings may differ from similar terms used by other companies.  The impact of these items could be material to operating results presented in accordance with GAAP.  Great Plains Energy is unable to reconcile core earnings guidance to GAAP earnings per share because it does not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts.

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